UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 2, 2002


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-27460                                          16-1158413
 (Commission File Number)                   (I.R.S. Employer Identification No.)


 205 Indigo Creek Drive, Rochester, New York                           14626
  (Address of principal executive offices)                           (Zip Code)


                                 (585) 256-0200
                (Company's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

This Amendment is being filed to provide historical financial information required by Item 7(a) and the pro forma financial information required by Item 7(b) of Form 8-K, which information was unavailable when the Registrant's Current Report of Form 8-K, dated October 17, 2002, was filed.

Item 7.  Financial Statements and Exhibits.

On October 2, 2002, Performance Technologies, Incorporated ("Registrant") acquired a portion of Intel Corporation's ("Intel") Embedded Communications Platform Division. The acquisition was completed pursuant to the Stock Purchase Agreement, dated September 12, 2002, between Intel and the Registrant to acquire all the issued and outstanding shares of Ziatech Corporation.

Intel acquired Ziatech Corporation ("Ziatech") on October 10, 2000. Prior to that date, Ziatech was a privately held company operated on a stand-alone basis. Upon acquisition, Ziatech became a part of the Embedded Communications Platform Division in the Intel Communication Group. While Ziatech was maintained as a separate legal entity, Ziatech was not managed as a separate and discrete operating unit within Intel. After the acquisition by Intel, Ziatech's operations were increasingly integrated into Intel. During 2001, Ziatech ceased to have its own sales and marketing function and sales of Ziatech product began to be handled at the corporate Intel level. In addition, the Intel corporate level was involved in certain research and development activities conducted with the Ziatech business. In addition to the foregoing, the cash needs of the business were met with Intel corporate funds and Ziatech's tax and treasury functions were provided for at the Intel corporate level, making it difficult, if not impossible, to prepare a meaningful statement of cash flows with respect to Ziatech.

Based on these facts and recent discussions with the Securities and Exchange Commission, it was determined that complete audited financial statements for Ziatech would be provided for 1999 and for the period January 1, 2000 through October 10, 2000. For the periods subsequent to October 10, 2000, it was deemed appropriate to provide financial statements prepared to present the assets to be acquired and liabilities to be assumed and the related net revenues and direct expenses of the Ziatech business. The accompanying financial statements of Ziatech exclude certain assets and liabilities of the Ziatech legal entity, include all net revenues and direct expenses of the Ziatech legal entity and include an allocation of certain expenses for services provided by Intel from the date of acquisition (as discussed in the footnotes to such financial statements). Separate complete historical financial information was not maintained for Ziatech and as a result, allocations were required to appropriately reflect the operating activity of the Ziatech business.

(a)      Financial Statements of Business Acquired.

         The historical financial information required by this Current Report on Form 8-K is incorporated herein by reference from pages F1 through F23 hereto.

(b)      Unaudited Pro Forma Combined Financial Statement.

         The pro forma financial information required by this Current Report on Form 8-K is incorporated herein by reference from pages F24 through F26 hereto.

(c)      Exhibits.

    (2) * Stock Purchase Agreement between Intel Corporation and Performance Technologies, Incorporated, dated as of September 12, 2002

    (23.1)     Consent of Ernst and Young, LLP

    (23.2)     Consent of Deloitte and Touche, LLP

    * Previously filed with Registrant's Current Report of Form 8-K, dated October 17, 2002.
                                       1.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.


                              FINANCIAL STATEMENTS

                                    CONTENTS


ZIATECH CORPORATION

Report of Ernst & Young LLP, Independent Auditors                           F-2
Report of Deloitte & Touche LLP, Independent Auditors                       F-3
Statements of Income for the period from January 1, 2000 through
  October 10, 2000 (acquisition date) and the year ended December 31, 1999 F-4 Statements of Stockholders' Equity for the period from January 1, 2000 through October 10, 2000 (acquisition date) and the year ended
  December 31, 1999                                                         F-5
Statements of Cash Flows for the period from January 1, 2000 through
  October 10, 2000 (acquisition date) and the year ended December 31, 1999  F-6
Notes to Financial Statements                                               F-7


ZIATECH

Report of Ernst & Young LLP, Independent Auditors                           F-14
Statement of Assets Acquired and Liabilities Assumed as of
  December 29, 2001, December 30, 2000, and
  September 28, 2002 (unaudited)                                            F-15
Statement of Net Revenues and Direct Expenses for the year ended
  December 29, 2001, the period from October 11, 2000 through
  December 30, 2000, and the nine months ended September 28, 2002
  (unaudited) and September 29, 2001 (unaudited)                            F-16
Notes to Financial Statements                                               F-17

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ziatech Corporation

     We have audited the accompanying statements of income, stockholders' equity and cash flows of Ziatech Corporation for the period from January 1, 2000 through October 10, 2000 (acquisition date). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Ziatech Corporation for the period from January 1, 2000 through October 10, 2000 (acquisition date) in conformity with accounting principles generally accepted in the United States.

                                                   /s/Ernst & Young LLP
                                                   --------------------
                                                      Ernst & Young LLP



San Jose, California
December 10, 2002

              REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ziatech Corporation

     We have audited the accompanying statements of income, stockholders' equity and cash flows of Ziatech Corporation for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1999 financial statements present fairly, in all material respects, the results of operations and cash flows of Ziatech Corporation for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

                                                    /s/Deloitte & Touche
                                                    --------------------
                                                       Deloitte & Touche

San Jose, California
March 28, 2000

                           ZIATECH CORPORATION

                          STATEMENTS OF INCOME

                                            Period From
                                          January 1, 2000
                                              Through
                                          October 10, 2000       Year Ended
                                         (acquisition date)   December 31, 1999
                                         ------------------  ------------------


Net sales                                   $  63,959,749       $  53,531,917
Cost of goods sold                             43,491,469          35,499,107
                                         ------------------  ------------------
Gross profit                                   20,468,280          18,032,810

Selling, general and administrative            10,888,596          10,397,922
Research and development                        5,231,400           4,565,671
(Gain) loss on disposal of equipment               (6,996)            196,715
                                         ------------------  ------------------
Total operating expenses                       16,113,000          15,160,308
                                         ------------------  ------------------

Income from operations                          4,355,280           2,872,502

Interest income                                    21,716              26,377
Interest expense                                 (412,323)           (314,861)
                                         ------------------  ------------------


Income before provision for income taxes        3,964,673           2,584,018
Provision for income taxes                      1,268,167             784,800
                                         ------------------  ------------------
Net income                                  $   2,696,506       $   1,799,218
                                         ==================  ==================


                 See accompanying Notes to Financial Statements

                               ZIATECH CORPORATION
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                   Common Stock
                                        ------------------------------------

                                                                                                          Total
                                                                                   Retained            Stockholders'
                                            Shares             Amount              Earnings               Equity
                                        ----------------  ------------------ --------------------- ---------------------

Balance at December 31, 1998                 1,397,115       $     344,812       $    8,080,522        $    8,425,334
   Repurchase of common stock                      (25)               (172)                   -                  (172)
   Exercise of stock options                    24,560             144,828                    -               144,828
   Net and comprehensive income                      -                   -            1,799,218             1,799,218
                                        ----------------  ------------------ --------------------- ---------------------
Balance at December 31, 1999                 1,421,650             489,468            9,879,740            10,369,208
   Exercise of stock options, including
     tax benefit of $742,087                    56,210           1,070,080                    -             1,070,080
   Net and comprehensive income                      -                   -            2,696,506             2,696,506
                                        ----------------  ------------------ --------------------- ---------------------
Balance at October 10, 2000
   (acquisition date)                        1,477,860       $   1,559,548       $   12,576,246        $   14,135,794
                                        ================  ================== ===================== =====================


                 See accompanying Notes to Financial Statements

                               ZIATECH CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                 Period From
                                                               January 1, 2000
                                                                   Through            Year Ended
                                                              October 10, 2000        December 31,
                                                             (acquisition date)          1999
                                                             ------------------- -------------------


Cash flows from operating activities:
Net income                                                        $   2,696,506       $   1,799,218
Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
     Depreciation and amortization                                      206,635             411,102
     (Gain) loss on disposal of equipment                                (6,996)            196,715
     Changes in operating assets and liabilities:
       Accounts receivable                                           (2,958,830)         (3,817,795)
       Inventories                                                    5,695,959          (6,334,623)
       Deposits, prepaid expenses and other current assets             (769,959)            520,728
       Accounts payable and accrued liabilities                       1,398,239           4,310,305
       Income taxes payable                                            (761,309)            782,000
       Tax benefit from employee stock plan                             742,087                   -
       Deferred taxes                                                (2,271,898)            (41,761)
       Deferred revenue                                                    (327)             99,311
                                                             ------------------- -------------------
Net cash provided by (used in) operating activities                   3,970,107          (2,074,800)


Cash flows from investing activities:
Purchases of property & equipment                                      (964,708)           (296,205)
Collection of note receivable from related party                         53,822              66,444
                                                             ------------------- -------------------
Net cash used in investing activities                                  (910,886)           (229,761)

                                                             ------------------- -------------------
Cash flows from financing activities:
Net (payments) borrowings under line-of credit agreement             (3,294,737)          2,068,805
Payments on long-term debt and capital lease                            (74,421)            (91,663)
Proceeds from exercise of stock options                                 327,993             144,656
Increase in cash management liability                                         -             190,102
                                                             ------------------- -------------------
Net cash (used in) provided by financing activities                  (3,041,165)          2,311,900
                                                             ------------------- -------------------

Net increase in cash and cash equivalents                                18,056               7,339
Cash and cash equivalents at beginning of period                         13,210               5,871
                                                             ------------------- -------------------
Cash and cash equivalents at end of period                        $      31,266       $      13,210
                                                             =================== ===================
Supplemental information
Income taxes paid in cash                                         $   4,478,025       $      62,341
Interest paid in cash                                             $     412,323       $     314,861

                 See accompanying Notes to Financial Statements

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.  Basis of Presentation and Accounting Policies

         Business Activity

     Ziatech Corporation (the "Company") was incorporated in California in 1977. The Company is engaged in the research, development, manufacture and marketing of industrial microcomputer systems for use in the telecommunications industry. The Company is headquartered in San Luis Obispo, California and has additional marketing and technical support offices in Texas, Massachusetts, Pennsylvania and California. The Company also has a network of representatives and distributors in North and South America, Europe and Asia.

         Basis of Presentation

     Intel Corporation (Intel) acquired the stock of the Company on October 10, 2000 (acquisition date). The accompanying audited financial statements for the year ended December 31, 1999 and the period from January 1, 2000 through October 10, 2000 (acquisition date) represent the results of the Company as a standalone entity during such periods prior to its acquisition by Intel.

         Concentration of Credit Risk

     Substantially all of the Company's revenues are from customers in the telecommunications industry located throughout the U.S. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

         Inventories

     Inventories are stated at the lower of cost or market utilizing a method that approximates the first-in, first-out ("FIFO") method. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

         Property and Equipment

     Expenditures for additions and major improvements are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation of property and equipment and amortization of leasehold improvements is computed on a straight line method over estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives are generally five to ten years.

     The Company changed its capitalization policy during 1999 to expense certain personal computer and related equipment purchase costs when incurred rather than capitalizing and depreciating such costs. The effect of the change was to decrease 1999 income before provision for income tax by $192,218.

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.  Basis of Presentation and Accounting Policies, continued

         Comprehensive Income

     Comprehensive income for the year ended December 31, 1999 and the period from January 1, 2000 through October 10, 2000 (acquisition date) was equal to the net income for the respective periods.

         Income Taxes

     Deferred income taxes are determined by applying enacted tax laws and rates to cumulative temporary differences between the carrying value of assets and liabilities for financial statement and income tax purposes. Such differences relate primarily to inventory reserves, accelerated depreciation, state franchise taxes and certain accrued expenses.

         Stock-Based Compensation

     The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board No. 25, Accounting for Stock Issued to Employees ("APB 25"). The disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123") are described in Note 7.

         Statement of Cash Flows

     For purposes of reporting cash flows, the Company considers all highly liquid instruments with maturity of 90 days or less at acquisition to be cash equivalents.

         Revenue Recognition

     Revenue is recognized upon shipment of products, net of allowances for estimated returns and warranty repair costs which are provided at the time of the sale based on the Company's policies and historical experience. Arrangements with distributor customers do not provide for unconditional rights of return.

         Research and Development

     Research and development costs are charged to expense when incurred and are all Company funded.

         Advertising

     Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 1999 was $548,126. Advertising expense for the period from January 1, 2000 through October 10, 2000 (acquisition date) was $716,223.

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.  Basis of Presentation and Accounting Policies, continued

         Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Related Party Transactions

     On January 15, 1997, the Company sold its headquarters building to Southwood Properties LLC ("Southwood"), owned by certain shareholders of the Company. Under the sales agreement, Southwood assumed a $1,915,000 note payable from the Company, issued a promissory note to the Company for $425,000 and paid the Company $385,000 in cash in return for the building and the land, with a cost basis of $2,760,755 and accumulated depreciation of $328,716. The Company then leased the building from Southwood under an operating lease containing a rent escalation clause based on the Consumer Price Index but not less than 2% per year. The gain on sale of the building, totaling approximately $292,000, is being deferred and amortized at a rate of $24,293 per year over the 12-year life of the lease. Rent expense was $348,573 for the period between January 1, 2000 and October 10, 2000 (acquisition date) and $472,106 for the year ended December 31, 1999. The note receivable from Southwood is guaranteed by the shareholders of Southwood, earns interest at an annual rate of 9.0% and is payable to the Company in monthly installments of $7,660 through January 14, 2003. The Company issued a promissory note to Southwood for $40,000 in lieu of a security deposit on the operating lease. The note earns interest at an annual rate of 9.5%, payable in annual installments of $3,800, with principal payable at maturity on January 14, 2007.

     The Company sub-leases a portion of the building to an unrelated party. The lessee agreed to lease the premises through June 30, 2001, after which the lease has and will continue indefinitely until terminated by either party with a written notification at least six months prior to the date the premises are to be vacated. Rental income of approximately $105,418 was recorded in the period from January 1, 2000 through October 10, 2000 (acquisition date) and $134,000 was recorded during the year ended December 31, 1999.

3.  Lease Commitments

     Total rent expense was $464,524 for the period from January 1, 2000 through October 10, 2000 (acquisition date) and $535,626 for the year ended December 31, 1999. Rental income of approximately $126,000 and $151,000 was recorded in the period from January 1, 2000 through October 10, 2000 (acquisition date) and the year ended December 31, 1999, respectively.

         Capital Lease

     The Company leases equipment under a five-year capital lease. Such equipment has a cost of $272,512 and accumulated amortization of $133,228 as of October 10, 2000 (acquisition date). Payments of $5,589, including interest at 8.8%, are due by the first of each month and continue until April 2003. Amortization of assets held under the capital lease was $46,933 in the period from January 1, 2000 through October 10, 2000 (acquisition date) and $54,502 for the year ended December 31, 1999 and is included in depreciation and amortization.

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
4.  Income Taxes

     The provision for income taxes consists of the following for the period from January 1, 2000 through October 10, 2000 (acquisition date) and the year ended December 31, 1999:

                                           Period From
                                         January 1, 2000
                                             Through             Year Ended
                                         October 10, 2000       December 31,
                                        (acquisition date)         1999
                                        ------------------    ------------------
Current:
  Federal                                  $   3,103,262          $    838,263
  State                                          436,803                41,208
                                        ------------------    ------------------
                                               3,540,065               879,471
                                        ------------------    ------------------
Deferred:
  Federal                                     (1,918,330)              (48,263)
  State                                         (353,568)              (46,408)
                                        ------------------    ------------------
                                              (2,271,898)              (94,671)
                                        ------------------    ------------------
Provision for income taxes                 $   1,268,167          $    784,800
                                        ------------------    ------------------

     For the period from January 1, 2000 through October 10, 2000 (acquisition date) and the year ended December 31, 1999, the income tax provision varies from the amount computed using the federal statutory income tax rate as follows:

                                           Period From
                                         January 1, 2000
                                             Through            Year Ended
                                         October 10, 2000       December 31,
                                        (acquisition date)         1999
                                        ------------------   -------------------


Computed expected tax                         34.0%                 34.0%
General business credits                      (4.6)                 (6.5)
Other                                          2.6                   2.9
                                        -------------------   ------------------
                                              32.0%                 30.4%
                                        -------------------   ------------------

5.  Employee Benefit Plan

     The Company has a salary deferral plan (the "Plan") that is available to substantially all employees meeting certain service requirements, and is qualified under Internal Revenue Code Section 401(k). The Company matches 20% of employee contributions to the Plan and can also make discretionary matching contributions. Company contributions charged to operations for the period from January 1, 2000 through October 10, 2000 (acquisition date) were approximately $203,000 and for the year ended December 31, 1999 were approximately $199,000.

6.  Debt Financing

     Interest charged to expense under the Company's operating line of credit, note payable to a bank and note payable to Southwood for the period from January 1, 2000 through October 10, 2000 (acquisition date) was $412,323 and for the year ended December 31, 1999 was $314,861.

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

7.  Incentive Stock Option Plans

     The Company has four stock option plans covering officers, directors, employees and consultants; the 1996, 1997, second 1997 and 1999 Stock Option Incentive Plans (the "Plans"). A total of 440,000 shares of common stock were authorized for grant under these plans. Grant prices are determined by the Stock Option Committee, which is made up of at least two persons appointed by the Board of Directors. Under the terms of the Plans, options may be granted at prices not less than 85% of the fair market value of the stock on the grant date with respect to any option or not less than 100% of the fair market value of the stock on the grant date with respect to Incentive Stock Options. Individuals who are not employees of the Company may not be granted Incentive Stock Options. In addition, if an individual owns more than 10% of the total voting power of the Company's stock on the grant date, the exercise price shall not be less than 110% of the fair market value of the stock. As defined in the stock option agreements executed in connection with the Plans, options are for a maximum term of 8 to 10 years, become exercisable at a minimum rate of 20% annually upon each anniversary of the grant, and in the event of a Change in Control, as defined, all unvested shares may become immediately exercisable (at the discretion of the Committee) unless the Plans are appropriately assumed or substituted by the successor.

     A summary of the stock option activity under the Plans is as follows:

                                                   Outstanding Options
                                                                   Weighted-Avg.
                                                                  Exercise Price
                                              Number of Shares       per share
                                              ----------------------------------

 Balance, December 31, 1998                          190,970            $6.10
  Options granted                                     13,200            $6.89
  Options expired or cancelled                        (8,575)           $6.32
  Options exercised                                  (24,560)           $5.90
                                              ----------------
Balance, December 31, 1999                           171,035            $6.18
  Options granted                                    196,542           $31.89
  Options expired or cancelled                        (9,497)           $5.84
  Options exercised                                  (54,910)           $7.95
                                              ----------------
Balance, October 10, 2000 (acquisition date)         303,170           $22.81
                                              ================

     Options outstanding at October 10, 2000 (acquisition date) have exercise prices ranging from $5.82 to $121.58 per share. These options will expire if not exercised at specific dates through August 2010. There were 86,430 shares available for future grant under the Plans at October 10, 2000 (acquisition date). All options outstanding at October 10, 2000 (acquisition date) were assumed by Intel as part of the acquisition.

     The following table summarizes information concerning all outstanding and exercisable options at October 10, 2000 (acquisition date):

                           Options Outstanding             Options Exercisable
                ---------------------------------------  -----------------------
                               Weighted-
                                  Avg.       Weighted-                 Weighted-
                               Remaining        Avg.                      Avg.
   Range of      Number of    Contractual    Exercise     Number of    Exercise
Exercise Price     Shares         Life         Price        Shares       Price
--------------   ---------    -----------    --------     ---------    ---------
                              (in years)
                              -----------
 $5.82 - $8.12   195,729         7.88         $7.03         63,584        $6.64
    $41.64        94,114         9.66        $41.64         10,253       $41.64
   $121.58        13,327         9.83       $121.58            250      $121.58
                 -------         ----       -------         ------      --------
                 303,170         8.52        $22.81         74,087       $11.87
                 =======         ----       -------         ======      --------

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

7.  Incentive Stock Option Plans, continued

     The Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB 25 and its related interpretations. SFAS 123 requires disclosure of pro forma net income had the company adopted the fair value method for valuation of stock-based compensation prescribed by that statement. Under SFAS 123, the fair value of stock-based awards to employees is calculated using option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model (minimum value method) with the following weighted average assumptions:

                                         Period From
                                       January 1, 2000
                                           Through
                                       October 10, 2000         Year Ended
                                      (acquisition date)     December 31, 1999
                                      ------------------    -------------------

   Expected life                           7 years                7 years
   Risk-free interest rate                    6.5%                   6.5%
   Dividend yield                             0.0%                   0.0%

     The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur. The weighted average estimated fair value of options granted during the period from January 1, 2000 through October 10, 2000 (acquisition date) and the year ended December 31, 1999 was $11.80 and $2.50 per share, respectively. If the computed fair values of the Company's awards had been amortized to expense over the vesting periods of the awards, net income would have been decreased to the pro forma amounts indicated in the table below:

                                          Period From
                                        January 1, 2000
                                             through
                                        October 10, 2000         Year Ended
                                       (acquisition date)     December 31, 1999
                                       ------------------    -------------------


     Net income - as reported                 $2,696,506            $1,799,218
     Net income - pro forma                   $2,453,293            $1,763,218

8.  Major Customers

     During the year ended December 31, 1999, the Company had net sales to three major customers that comprised 21%, 19% and 10% of net sales for the period, respectively. For the period from January 1, 2000 through October 10, 2000 (acquisition date), sales to one customer comprised approximately 40% of the Company's total sales.

                               ZIATECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

9.  Commitments and Contingencies

     The Company is involved in various legal matters arising from the normal course of business. While the ultimate outcome of these matters cannot be predicted with certainty, management believes that the outcome will not have a significant impact on its financial position or results of operations.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Intel Corporation

     We have audited the accompanying statement of assets acquired and liabilities assumed of Ziatech (see note 1 - basis of presentation) as of December 29, 2001 and December 30, 2000, and the related statements of net revenues and direct expenses for the year ended December 29, 2001 and the period from October 11, 2000 through December 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, the accompanying financial statements were prepared solely to present the assets to be acquired and liabilities to be assumed and the related net revenues and direct expenses of Ziatech pursuant to the Stock Purchase Agreement, dated September 12, 2002, between Intel Corporation and Performance Technologies Incorporated and are not intended to be a complete presentation of the assets and liabilities or the results of operations of Ziatech.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of Ziatech as of December 29, 2001 and December 30, 2000 and the related net revenues and direct expenses for the year ended December 29, 2001 and the period from October 11, 2000 through December 30, 2000 in conformity with accounting principles generally accepted in the United States.


                                                          /s/Ernst & Young LLP
                                                          ----------------------
                                                             Ernst & Young LLP
San Jose, California
December 10, 2002

                                        ZIATECH

                   STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

                                                 September 28,     December 29,   December 30,
                                                     2002              2001           2000
                                                ---------------   -------------   -------------
                                                  (Unaudited)
                    ASSETS
Current Assets:
   Current portion of note receivable from
     related party                               $      37,449   $      86,398    $     78,905
   Inventory, net                                    1,166,752       6,797,644      15,953,250
   Prepaids and deposits                                38,847         107,626          98,671
                                                ---------------   -------------   -------------
Total current assets                                 1,243,048       6,991,668      16,130,826

Note receivable from related party, less
current portion                                              -          15,060         101,457
Property and equipment, net                            917,218       1,165,600       1,305,520
Acquired identified intangibles, net                18,875,003      25,953,128      35,390,625
                                                ---------------  --------------   -------------
Total assets                                     $  21,035,269   $  34,125,456    $ 52,928,428
                                                ---------------  --------------   -------------

                  LIABILITIES
Liabilities:
   Deferred gain on sale leaseback               $     151,836   $     170,534    $    194,827
   Deferred rent                                       166,647         161,864         147,456
   Other liabilities                                    20,000          20,000          39,185
                                                ---------------  --------------   -------------
Total liabilities                                      338,483         352,398         381,468
                                                ---------------  --------------   -------------

Net assets acquired and liabilities assumed      $  20,696,786   $  33,773,058    $ 52,546,960
                                                ===============  ==============   =============



                 See accompanying Notes to Financial Statements

                                                ZIATECH

                             STATEMENTS OF NET REVENUES AND DIRECT EXPENSES




                                                              Period from
                                                              October 11,          Nine-Month Period Ended
                                             Year Ended       2000 through     -------------------------------
                                            December 29,      December 30,     September 28,     September 29,
                                               2001              2000              2002              2001
                                           -------------     -------------     -------------     -------------
                                                                                         (Unaudited)

Net revenues                               $ 31,698,455      $ 13,203,535      $ 17,235,786      $ 25,412,195
Cost of goods sold                           32,475,404         7,680,264        13,154,859        27,521,575
                                           -------------     -------------     -------------     -------------
Gross profit (loss)                            (776,949)        5,523,271         4,080,927        (2,109,380)

Direct operating expenses:
   Research and development                   7,725,972         1,690,717         4,478,666         6,150,569
   Selling, general, and administrative      14,694,426         2,177,141         5,902,154        11,835,643
   Amortization of identified
     intangibles                              9,437,497         2,359,375         7,078,125         7,078,125
                                           -------------     -------------     -------------     ------------
Total direct operating expenses              31,857,895         6,227,233        17,458,945        25,064,337
                                           -------------     -------------     -------------     -------------
Total direct expenses                        64,333,299        13,907,497        30,613,804        52,585,912
                                           -------------     -------------     -------------     -------------

Direct expenses in excess of net
   revenues                                $(32,634,844)     $   (703,962)     $(13,378,018)     $(27,173,717)
                                           =============     =============     =============     =============

                 See accompanying Notes to Financial Statements

                                 ZIATECH

                        NOTES TO FINANCIAL STATEMENTS

       (INFORMATION AS OF SEPTEMBER 28, 2002 AND FOR THE NINE MONTHS ENDED
             SEPTEMBER 28, 2002 AND SEPTEMBER 29, 2001 IS UNAUDITED)

1.  Basis of Presentation

         Relationship with Intel Corporation

     The Ziatech legal entity was formed upon Intel Corporation's (Intel) acquisition of the stock of Ziatech Corporation on October 10, 2000 (acquisition date). Prior to this time, Ziatech was a privately held company. Since the acquisition date and up until October 2, 2002, Ziatech was a wholly owned subsidiary of Intel operating within the Intel Communication Group. Ziatech is engaged in the research, development, manufacture and marketing of industrial microcomputer systems for use in the telecommunications industry.

     The accompanying financial statements were prepared to present, pursuant to the Stock Purchase Agreement, dated September 12, 2002, between Intel Corporation and Performance Technologies Incorporated (PTI), the assets to be acquired and liabilities to be assumed and the related net revenues and direct expenses of the Ziatech business. The accompanying financial statements of "Ziatech" exclude certain assets and liabilities of the Ziatech legal entity, include all net revenues and direct expenses of the Ziatech legal entity and include an allocation of certain expenses for services provided by Intel from the date of acquisition as described in further detail in Note 2. Separate complete historical financial information was not maintained for Ziatech and as a result, allocations were required to appropriately reflect the operating activity of the Ziatech business (see Note 2).

     The accompanying financial statements have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be acquired and liabilities to be assumed, and the net revenues and direct expenses that would have resulted if Ziatech had operated as an unaffiliated independent company. It is not practical for management to reasonably estimate expenses that would have resulted if Ziatech had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the Ziatech operations, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest and indirect expenses, is impractical. Additionally, since only certain assets are being acquired and certain liabilities are being assumed, a balance sheet and statement of stockholders' equity is not applicable.

         Unaudited Financial Statements

     The Statement of Assets Acquired and Liabilities Assumed as of September 28, 2002 and the Statements of Net Revenues and Direct Expenses for the nine months ended September 28, 2002 and September 29, 2001 are unaudited, but include all adjustments (consisting of normal recurring adjustments) that Ziatech considers necessary for a fair presentation of its assets acquired and liabilities assumed as of those dates and net revenues and direct expenses for those periods. The net revenues and direct expenses for the nine months ended September 28, 2002 are not necessarily indicative of the results that may be expected for the entire year or any future period.

                                     ZIATECH

1.  Basis of Presentation, continued

         Fiscal Year End

     Ziatech has a fiscal year that ends on the last Saturday in December. Fiscal year 2000 was a 53-week year and fiscal year 2001 was a 52-week year. The nine-month periods ended September 28, 2002 and September 29, 2001 represented 39-week periods.

2.  Significant Accounting Policies

         Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Inventories

     Inventories are stated at the lower of cost or market utilizing a method that approximates the first-in, first-out ("FIFO") method. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

         Identified Intangibles

     On October 10, 2000 (acquisition date), Intel acquired the stock of Ziatech Corporation in a business combination accounted for under the purchase method of accounting. Of the total purchase price, $55,400,000 was allocated to identified intangible assets, including in-process technology of $17,650,000 which is included as a direct operating expense in the period from October 11, 2000 through December 30, 2000 and developed technology of $37,750,000, based on the estimated fair values of the identified technologies on the acquisition date. The identified developed technologies are being amortized on a straight-line basis over their estimated useful lives of four years. Direct operating expenses include amortization of developed technology of $9,437,497, $2,359,375, $7,078,125 and $7,078,125 for the year ended December 29, 2001, the period from October 11, 2000 through December 30, 2000 and the nine months ended September 29, 2001 and September 28, 2002, respectively. The goodwill recorded by Intel as a result of this acquisition has not been included in the Statement of Assets Acquired and Liabilities Assumed. At the date Intel acquired Ziatech Corporation, all other tangible assets and liabilities acquired by Intel were recorded at their respective fair values.

     Identified intangibles are reviewed for recoverability periodically and whenever events or changes in circumstances indicate that the carrying value amount may not be recoverable. The carrying amount was compared to the undiscounted cash flows of the relevant Intel and Ziatech products, and if the review indicated that the identified intangibles were not recoverable, their carrying amount would be reduced by the estimated shortfall of the discounted cash flows. No write-downs were taken during the period from October 11, 2000 through September 28, 2002.

                                     ZIATECH

2.  Significant Accounting Policies, continued

         Property and Equipment

     Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation of property and equipment and amortization of leasehold improvements is computed on a straight line method over estimated useful lives of the assets or the lease term, whichever is shorter. The estimated useful lives are generally five years.

     Ziatech changed its capitalization policy upon the acquisition by Intel to conform with Intel's capitalization policy. The principal change was to increase the dollar threshold when costs are capitalized versus expensed. The effect of the change was not material for the period subsequent to acquisition.

         Revenue Recognition

     Ziatech recognizes net revenues on sales directly to original equipment manufacturers and distributors, and sales to original equipment manufacturers and distributors through Intel when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, fixed pricing, and collection is probable. Revenue is net of allowances for estimated returns. Arrangements with distributor customers do not provide for unconditional rights of return.

     Beginning in late 2001, Ziatech began selling all products to Intel for ultimate sales to original equipment manufacturers and distributors or to Intel for inclusion in other Intel products or Intel's internal use. Ziatech recognizes revenues on sales to Intel at the time of shipment to Intel. Intel was responsible for marketing and selling Ziatech product. For the marketing and sales services, Ziatech sold the product to Intel at a 15% discount off of the third party sales price. Net revenues for the year ended December 29, 2001, include sales to Intel of $5,329,077, of which $2,581,284 represented sales to Intel for inclusion in other Intel products or for Intel's internal use. These sales have been adjusted to reflect the sales price as if Ziatech had sold these products directly to the third party customer. In the period from October 11, 2000 through December 30, 2000, Ziatech had sales of $443,074 to Intel for inclusion in other Intel products or for Intel's internal use. In the nine-month period ended September 28, 2002, Ziatech had sales to Intel of $17,235,786, of which $3,338,831 represented sales to Intel for inclusion in other Intel products or for Intel's internal use. In the nine-month period ended September 29, 2001, Ziatech had sales of $1,555,039 to Intel for inclusion in other Intel products or for Intel's internal use.

                                     ZIATECH

2.  Significant Accounting Policies, continued

         Direct Operating Expenses

     The caption `direct expenses' on the accompanying financial statements represent the total direct expenses of Intel incurred by and recorded within the Ziatech legal entity and/or allocated to Ziatech from Intel cost centers or from the Intel Communications Group segment (ICG) in which Ziatech resides. While Ziatech has been maintained as a separate legal entity, not all of the research and development and sales, general and administrative expenses for Ziatech were maintained within separate Ziatech accounts or cost centers. However, certain research and development and sales, general and administrative costs were extracted from Intel's accounts based upon specifically identifiable cost centers associated with the activities of the Ziatech legal entity. These cost centers capture a portion of Ziatech's total direct expenses. All other direct expenses, including portions of research and development and sales, general and administrative expenses, are allocations from ICG based primarily on headcount. Management believes the allocation by headcount of direct expenses not directly captured in specifically identifiable Intel cost centers or within the Ziatech legal entity fairly reflect the direct expenses of Ziatech. Included in Ziatech's direct expenses is an allocation of approximately $3,400,000 for sales and marketing expenses and $1,136,000 for research and development expenses for the year ended December 30, 2001. For the nine months ended September 28, 2002 and September 29, 2001, allocations of sales, general and administrative expenses of approximately $3,569,000 and $1,500,000, respectively, have been made. Additionally, approximately $957,000 of research and development expenses have been allocated to Ziatech for the nine month period ended September 29, 2001. Ziatech's direct operating expenses do not include any allocations for certain corporate related activities incurred by Intel such as human resources, legal, sales and marketing support, or certain profit dependent amounts in excess of accruals allocated to Ziatech. Additionally, Ziatech's Statements of Net Revenues and Direct Expenses also excludes allocations of interest income, interest expense and income taxes. None of the aforementioned expenses or income are allocated by Intel to either Ziatech or the Intel Communication Group.

     The direct operating expenses are not necessarily indicative of the expenses that would have been incurred had Ziatech operated as an unaffiliated, independent business. It is not practical for management to reasonably estimate the expenses that would have been incurred had Ziatech operated as an unaffiliated, independent business.

                                     ZIATECH

3.  Inventories

     Inventories are comprised of the following:

                           September 28,
                               2002           December 29,       December 30,
                            (Unaudited)           2001               2000
                           -------------      -------------      -------------
Raw materials              $    374,607       $  4,346,145       $  9,124,484
Work in process                 187,176            782,745          1,126,312
Finished goods                  604,969          1,668,754          5,702,454
                           -------------      -------------      -------------
Net inventory              $  1,166,752       $  6,797,644        $15,953,250
                           =============      =============      =============

     Immediately prior to the acquisition of Ziatech by PTI, Ziatech shipped certain inventory totaling $450,000 to Intel to allow Intel to fulfill existing customer orders. This inventory has been excluded from the net inventory at September 28, 2002. The inventory balances at December 29, 2001 and December 30, 2000 have not been adjusted to reflect the intercompany transfer of inventory held by Intel.

4.  Property and Equipment

     Property and Equipment is comprised of the following:

                                September 28,
                                    2002         December 29,       December 30,
                                (Unaudited)          2001               2000
                               -------------     -------------     -------------

Machinery and equipment        $    759,761      $    797,434      $    735,037
Furniture and fixtures              581,524           588,955           493,634
Leasehold improvements              185,613           185,613           164,448
                               -------------     -------------     -------------
                                  1,526,898         1,572,002         1,393,119
Less accumulated depreciation and
   amortization                    (609,680)         (406,402)          (87,599)
                               -------------     -------------     -------------
Property and equipment, net    $    917,218      $  1,165,600      $  1,305,520
                               =============     =============     =============

     Direct expenses include depreciation expense of approximately $319,000, $88,000, $242,000 and $203,000 for the year ended December 29, 2001, the period from October 11, 2000 through December 30, 2000 and the nine months ended September 29, 2001 and September 28, 2002, respectively.

                                     ZIATECH

5.  Related Party Transactions

         Southwood

     On January 15, 1997, Ziatech Corporation sold its headquarters building to Southwood Properties LLC ("Southwood"), owned by certain former shareholders of Ziatech Corporation. Certain of the Southwood owners subsequently became employees of Intel when Intel acquired Ziatech Corporation. Under the sales agreement, Southwood assumed a $1,915,000 note payable from Ziatech Corporation, issued a promissory note to Ziatech Corporation for $425,000 and paid Ziatech Corporation $385,000 in cash in return for the building and the land, with a cost basis of $2,760,755 and accumulated depreciation of $328,716. Ziatech Corporation then leased the building from Southwood under an operating lease containing a rent escalation clause based on the Consumer Price Index but not less than 2% per year. The gain on sale of the building, totaling approximately $292,000, is being deferred and amortized at a rate of $24,293 per year over the 12 year life of the lease. Direct operating expenses include rent expense of $468,012, $101,326, $360,099 and $351,009 for the year ended December 29, 2001, the period from October 11, 2000 through December 30, 2000 and the nine months ended September 29, 2001 and September 28, 2002, respectively. The note receivable from Southwood is guaranteed by the shareholders of Southwood, earns interest at an annual rate of 9.0% and is payable to Ziatech in monthly installments of $7,660 through January 14, 2003. The balance on the note receivable is $101,457, $180,362, and $37,449 at December 30, 2001, December 29,
2000, and September 28, 2002, respectively. Ziatech Corporation issued a promissory note to Southwood for $40,000 in lieu of a security deposit on the operating lease. The note was subsequently paid off in December 2000.

     Ziatech subleases a portion of the building to an unrelated party. The lessee agreed to lease the premises through June 30, 2001, after which the lease has and will continue indefinitely until terminated by either party with a written notification at least six months prior to the date the premises are to be vacated. Direct operating expenses include rental income of approximately $142,000, $30,475, $106,000, and $106,000 for the year ended December 29, 2001, the period from October 11, 2000 through December 30, 2000 and the nine months ended September 29, 2001 and September 28, 2002, respectively.

         Intel

     Beginning in late 2001, Ziatech began selling all products to Intel for ultimate sales to original equipment manufacturers and distributors or to Intel for inclusion in other Intel products or Intel's internal use. Intel was responsible for marketing and selling Ziatech product. For the marketing and sales services, Ziatech sold the product to Intel at a 15% discount off of the third party sales price. Net revenues for the year ended December 29, 2001, include sales to Intel of $5,329,077, of which $2,581,284 represented sales to Intel for inclusion in other Intel products or for Intel's internal use. These sales have been adjusted to reflect the sales price as if Ziatech had sold these products directly to the third party customer. In the period from October 11, 2000 through December 30, 2000, Ziatech had sales of $443,074 to Intel for inclusion in other Intel products or for Intel's internal use. In the nine-month period ended September 28, 2002, Ziatech had sales to Intel of $14,650,418, of which $2,838,006 represented sales to Intel for inclusion in other Intel products or for Intel's internal use. In the nine-month period ended September 29, 2001, Ziatech had sales of $1,555,039 to Intel for inclusion in other Intel products or for Intel's internal use.

                                     ZIATECH

6.  Lease Commitments

         Operating Lease

     Ziatech has operating leases for equipment and two facilities (one with Southwood, see Note 5 above) with lease terms expiring between 2002 and 2008.

     The minimum lease payments on the operating leases are as follows:

        For the fiscal year ending December
        2002                                 $      488,259
        2003                                        489,735
        2004                                        499,529
        2005                                        509,520
        2006                                        519,710
        Thereafter                                1,070,812
                                             ---------------
                                             $    3,577,565
                                             ===============

     Direct expenses include rent expense of $471,527, $110,255, $363,319 and $377,862 for the year ended December 29, 2001, the period from October 11, 2000 through December 30, 2000 and the nine months ended September 29, 2001 and September 28, 2002, respectively.

7.  Major Customers

     During the period from October 11, 2000 through December 30, 2000, two customers accounted for 36% and 11.1% of Ziatech's total sales. During the year ended December 29, 2001 taking into consideration sales through Intel (not a third-party customer), one third-party customer accounted for 15% of Ziatech's total sales. For the nine months ended September 29, 2001, one third-party customer accounted for 14% of total sales. For the nine months ended September 28, 2002 taking into consideration sales through Intel (not a third-party customer), no individual third-party customer accounted for more than 10% of total sales.

Item 7.  Financial Statements and Exhibits.

(b)      Unaudited Pro Forma Combined Financial Statement.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                 (in thousands)

                                                            ASSETS


                                                          HISTORICAL                               PRO FORMA

                                                   PTI              ZIATECH         ADJUSTMENTS                 COMBINED
                                            ---------------    ---------------     ---------------         ---------------



Current assets:
 Cash and cash equivalents                         $25,791                              $ (3,643)  (A) (F)       $22,148
 Marketable securities                               2,011                                                         2,011
 Accounts receivable, net                            2,532                                                         2,532
 Inventories, net                                    3,892            $ 1,167                503   (B)             5,562
 Prepaid expenses and other                            371                 39                  2   (H)               412
 Income taxes receivable                                                                     271   (C)               271
 Note receivable - current portion                                         37                                         37
 Deferred taxes                                        626                                   995   (D)             1,621
                                            ---------------    ---------------     ---------------         ---------------
  Total current assets                              35,223              1,243             (1,872)                 34,594

Property, equipment and improvements, net            2,346                917               (363)  (E)             2,900
Software development costs, net                      2,028                                                         2,028
Acquired identified intangibles - net                                  18,875            (18,875)  (H)                 0
Note receivable from unconsolidated                  1,000                                                         1,000
  company
Investment in unconsolidated company                 1,488                                                         1,488
                                            ---------------    ---------------     ---------------         ---------------
  Total assets                                     $42,085            $21,035           $(21,110)                $42,010
                                            ===============    ===============     ===============         ===============


                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                  $   557                                                       $   557
 Income taxes payable                                  108                                                           108
 Accrued expenses                                    2,406            $    20           $    271   (C)             2,697
 Deferred gain on sale leaseback                                          152               (152)  (G)
 Deferred rent                                                            167               (167)  (G)
                                            ---------------    ---------------     ---------------         ---------------
  Total current liabilities                          3,071                339                (48)                  3,362

Deferred taxes                                         826                                                           826
                                            ---------------    ---------------     ---------------         ---------------
  Total liabilities                                  3,897                339                (48)                  4,188
                                            ---------------    ---------------     ---------------         ---------------

Stockholders' equity:
 Preferred stock
 Common stock                                          133                                                           133
 Additional paid-in capital                         10,934                                                        10,934
 Retained earnings                                  39,848                                  (366)  (I)            39,482
 Treasury stock                                    (12,663)                                                      (12,663)
 Accumulated other comprehensive loss                  (64)                                                          (64)
                                            ---------------    ---------------     ---------------         ---------------
  Total stockholders' equity                        38,188                                  (366)                 37,822
                                            ---------------    ---------------     ---------------         ---------------
  Total liabilities and stockholders'              $42,085            $   339           $   (414)                $42,010
    equity                                  ===============    ===============     ===============         ===============


  The accompanying notes are an integral part of this pro forma combined balance sheet.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

             NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET

Note 1.  Basis of Presentation

On October 2, 2002, Performance Technologies, Incorporated (the "Company") acquired a portion of Intel Corporation's Embedded Communications Platform
Division. The acquisition was completed pursuant to the Stock Purchase Agreement, dated September 12, 2002, between Intel Corporation and Performance Technologies, Incorporated to acquire all the issued and outstanding shares of Ziatech Corporation ("Ziatech"). The stock purchase was completed at a cash purchase price of $2,967,000. The Company paid the purchase price in cash from funds on hand. In addition, the Company has incurred related transaction costs of approximately $676,000.

The Ziatech line of CompactPCI, PICMG 2.16 and STD 32-based processor modules and system platforms will become an important extension to the Company's product family that management believes can contribute to the future growth and expansion of the Company. The combined products will allow the Company to serve a broader set of embedded applications in the data communications, telecommunications, military, industrial automation, transportation and medical markets.

The unaudited pro forma combined balance sheet has been presented assuming the acquisition of Ziatech by the Company as of September 30, 2002. The unaudited pro forma combined balance sheet as of September 30, 2002 combines, with appropriate adjustments, Ziatech's unaudited statement of assets acquired and liabilities assumed as of September 28, 2002 and the Company's unaudited consolidated balance sheet as of September 30, 2002.

The unaudited pro forma combined balance sheet has been prepared on the basis of preliminary assumptions and estimates. The pro forma adjustments represent the Company's preliminary determinations of these adjustments and are based on available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth herein and as a result would affect the allocation and the amount of the purchase price (including transaction costs). Certain reclassifications were made to conform Ziatech's historical financial statements to the Company's historical financial statements.

Note 2.  Accounting Policies

The Ziatech acquisition by the Company was completed on October 2, 2002. The unaudited pro forma combined balance sheet reflects the application of Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" to this transaction. SFAS No. 141 applies to all business combinations consummated after June 30, 2001 and requires the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized apart from goodwill. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment annually.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

Note 3.  Pro Forma Adjustments

The pro forma combined balance sheet has been prepared to reflect the acquisition of Ziatech by the Company for a cash purchase price of $2,967,000, plus transaction costs. Pro forma adjustments are made to the balance sheet to reflect:

    (A) Payment of the cash purchase price of $2,967,000. The purchase price was paid in cash by the Company from funds on hand.

    (B) Adjustment of inventory to fair value in accordance with SFAS No. 141 "Business Combinations."

    (C) Income tax receivable and related payable to Intel Corporation. Under the terms of the Purchase Agreement, a receivable for income taxes once received is then remitted to Intel Corporation.

    (D)  Adjustment to deferred taxes arising from purchase accounting.

    (E) Allocation of the purchase price to the estimated fair value of the fixed assets at the acquisition date in accordance with SFAS No. 141 "Business Combinations."

    (F)  Transaction costs (i.e.  investment  banking,   legal  and  accounting)
         associated  with  the Ziatech acquisition are estimated to be $676,000.

    (G) Adjustment to deferred liabilities in accordance with EITF 01-03 "Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree."

    (H) Adjustments to assets and liabilities included in the historical financial statements arising from purchase accounting.

    (I)  In-process  research   and  development  identified  with  the  Ziatech
         acquisition. This value was determined in accordance with SFAS No. 141 "Business Combinations."


The pro forma combined balance sheet does not include integration costs, other transactions or events that the combined entity may undertake or experience as a result of the acquisition. As such, any restructuring charges, anticipated increases in revenues, or cost savings, are not presented in the pro forma combined balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             PERFORMANCE TECHNOLOGIES, INCORPORATED

December 16, 2002            By:  /s/ Donald L. Turrell
                             --------------------------------------------
                             Donald L. Turrell
                             President and Chief Executive Officer



December 16, 2002            By:  /s/ Dorrance W. Lamb
                             --------------------------------------------
                             Dorrance W. Lamb
                             Chief Financial Officer and Vice President, Finance

                                       2.

                                INDEX TO EXHIBITS

    (2) * Stock Purchase Agreement between Intel Corporation and Performance Technologies, Incorporated, dated as of September 12, 2002.

    (23.1)       Consent of Ernst and Young, LLP

    (23.2)       Consent of Deloitte and Touche, LLP

    * Previously filed with Registrant's Current Report of Form 8-K, dated October 17, 2002.


                                       3.

                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-94371 on Form S-3 and Registration Statement No. 333-24477 on Form S-8 of Performance Technologies, Incorporated, of our report dated December 10, 2002, related to the financial statements of Ziatech Corporation for the period from January 1, 2000 through October 10, 2000 (acquisition date) and our report dated December 10, 2002, related to the financial statements of Ziatech for the period from October 11, 2000 through December 30, 2000 and the year ended December 29, 2001, appearing in this Current Report on Form 8-K/A of Performance Technologies, Incorporated.

                                                   /s/Ernst & Young LLP
                                                   ------------------------
                                                      Ernst & Young LLP


San Jose, California
December 13, 2002

                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-94371 on Form S-3 and Registration Statement No. 333-24477 on Form S-8 of Performance Technologies, Incorporated, of our report dated March 28, 2000, related to the financial statements of Ziatech Corporation for the year ended December 31, 1999, appearing in this Current Report on Form 8-K/A of Performance Technologies, Incorporated.
                                                   /s/Deloitte & Touche LLP
                                                   ------------------------
                                                      Deloitte & Touche LLP

San Jose, California
December 12, 2002